Exhibit 99.1

# Investor Update

**June 1, 2022**

*Note: Information for the June quarters 2022 and 2019 in this investor update are adjusted as described in the reconciliations below.*

## June Quarter 2022 Commentary

- Delta expects strong June quarter 2022 results with adjusted total revenue fully restored to 2019, a 13 to 14% operating margin, ~$1.5 billion of free cash flow and adjusted net debt below $20 billion.
- Total unit revenues are expected to be 7 to 8 points better than initially expected on capacity that is 1 to 2 points lower than planned. Unit revenue improvement is being driven by broad-based demand and pricing strength across consumer, business and international travel, with improvement through the quarter.
- Non-fuel unit costs are expected to be up 20 to 22% compared to June quarter 2019, above prior guidance due to lower capacity, higher revenue-related selling expenses and investments in operational reliability.
- Fuel price per gallon is expected to be $3.60 to $3.70, higher than initial guidance due to market prices for Brent and cracks. This is net of an expected $0.37 per gallon contribution from the Monroe refinery, which provides a hedge to higher jet crack prices, particularly in the Northeast.
- The company expects operating margin of 13 to 14%, at the high-end of initial guidance. This guidance is 3 to 4 points lower than the same period in 2019, despite lower capacity and fuel prices that are more than 70% higher.

## Updated June Quarter 2022 Guidance

| | Updated Guidance | Prior Guidance |
|---|---|---|
| Total Capacity[1] | 82 - 83% | ~84% |
| Total Revenue[1,2] | ~100% | 93 - 97% |
| CASM-Ex[1,2] | Up 20 - 22% | Up ~17% |
| Fuel price[2,3] ($/gallon) | $3.60 - $3.70 | $3.20 - $3.35 |
| Operating Margin[2] | 13 - 14% | 12 - 14% |

(1) Compared to June quarter 2019
(2) Non-GAAP measure
(3) Updated fuel guidance based on prices as of May 27th
June quarter average prices: Brent at $111/bbl and jet cracks at $47/bbl with a $0.37/gallon refinery contribution including RINS at $1.53

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Additional Metrics for Financial Modeling 2 Profit Sharing Delta’s broad - based employee profit sharing program pays 10% of the company’s adjusted annual profit to all eligible employees up to $2.5 billion and 20% above that amount. Delta incurs employer taxes and other costs which add 2 to 2.5% at the 10% level and 3 to 4% at the 20% level. Adjusted annual profit is calculated as the company’s annual pre - tax income before profit sharing expense, special items, and certain other items. Profit sharing expense is accrued at a blended rate based on the company’s estimated profitability for the full year , weighted by each period's relative profit. Any losses must be fully recovered before profit sharing expense begins accruing. Third - Party Refinery Sales Delta excludes certain items from unit cost, unit revenue, and margin guidance to provide a more meaningful comparison of our airline operations to the rest of the airline industry. Third - party refinery sales are excluded from adjusted unit revenue, adjusted margin, and CASM - Ex calculations because they are not indicative of the trends in our airline business. Third - party refinery sales are at or near cost and as such, the margin on these sales is de minimis. Total Revenue 1 $12.4 - $12.5 billion Third - party refinery sales 2 $1.3 - $1.4 billion Profit sharing expense $105 - $115 million Non - operating expense 1 $200 - $230 million Tax Rate ~25% Diluted Share Count ~643 million (1) Non - GAAP measure (2) Third - party refinery sales are excluded from Non - GAAP Total Revenue. See explanation below

# Forward Looking Statements

Statements made in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments or strategies for the future, should be considered "forward-looking statements" under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees or promised outcomes and should not be construed as such. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the material adverse effect that the COVID-19 pandemic has had on our business; the impact of incurring significant debt in response to the pandemic; failure to comply with the financial and other covenants in our financing agreements; the possible effects of accidents involving our aircraft or aircraft of our airline partners; breaches or lapses in the security of technology systems on which we rely and of the data stored within them, as well as compliance with ever-evolving global privacy and security regulatory obligations; disruptions in our information technology infrastructure; our dependence on technology in our operations; our commercial relationships with airlines in other parts of the world and the investments we have in certain of those airlines; the effects of a significant disruption in the operations or performance of third parties on which we rely; failure to realize the full value of intangible or long-lived assets; labor issues; the effects of weather, natural disasters and seasonality on our business; changes in the cost of aircraft fuel; extended disruptions in the supply of aircraft fuel, including from Monroe; failure or inability of insurance to cover a significant liability at Monroe's Trainer refinery; failure to comply with existing and future environmental regulations to which Monroe's refinery operations are subject, including costs related to compliance with renewable fuel standard regulations; our ability to retain senior management and other key employees, and to maintain our company culture; significant damage to our reputation and brand, including from exposure to significant adverse publicity or inability to achieve certain sustainability goals; the effects of terrorist attacks, geopolitical conflict or security events; competitive conditions in the airline industry; extended interruptions or disruptions in service at major airports at which we operate or significant problems associated with types of aircraft or engines we operate; the effects of extensive government regulation we are subject to; the impact of environmental regulation, including but not limited to increased regulation to reduce emissions and other risks associated with climate change, and the cost of compliance with more stringent environmental regulations; and unfavorable economic or political conditions in the markets in which we operate or volatility in currency exchange rates.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of the date of this investor update, and which we undertake no obligation to update except to the extent required by law.

# Non-GAAP Reconciliations

**Non-GAAP Financial Measures**

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. ("GAAP"). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this update to the most directly comparable GAAP financial measures. Reconciliations may not calculate due to rounding.

DELTA Investor Relations

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**Adjustments.** We regularly adjust certain GAAP measures for the following items, if applicable, for the reasons indicated below:

*Third-party refinery sales.* Refinery sales to third parties, and related expenses, are not related to our airline segment. Excluding these sales therefore provides a more meaningful comparison of our airline operations to the rest of the airline industry.

*Delta Private Jets adjustment.* Because we combined Delta Private Jets with Wheels Up in January 2020, we have excluded the impact of Delta Private Jets from 2019 results for comparability.

*MTM adjustments and settlements on hedges.* Mark-to-market ("MTM") adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the applicable period.

*Aircraft fuel and related taxes.* The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes allows investors to better understand and analyze our non-fuel costs and year-over-year financial performance.

*Profit sharing.* We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

*MTM adjustments on investments.* Unrealized gains/losses result from our equity investments that are accounted for at fair value in non-operating expense. The gains/losses are driven by changes in stock prices, foreign currency fluctuations and other valuation techniques for investments in companies without publicly-traded shares. Adjusting for these gains/losses allows investors to better understand and analyze our core operational performance in the periods shown.

*Loss on extinguishment of debt.* This adjustment relates to early termination of a portion of our debt and is made to provide better comparability between reported periods.

**Total Revenue, adjusted**

| | Three Months Ended | | | |
|---|---|---|---|---|
| (in billions) | | (Projected) June 30, 2022 | | June 30, 2019 |
| Total revenue | $ | ~13.8 - 13.9 | $ | 12.5 |
| Adjusted for: | | | | |
| Third-party refinery sales | | ~(1.3) - (1.4) | | (0.0) |
| Delta Private Jets adjustment | | - | | (0.0) |
| Total revenue, adjusted | $ | ~12.4 - 12.5 | $ | 12.4 |

**Operating Margin, adjusted**

| | Three Months Ended | |
|---|---|---|
| | (Projected) June 30, 2022 | June 30, 2019 |
| Operating margin | ~11 - 12% | 17% |
| Adjusted for: | | |
| Third-party refinery sales | ~1 | - |
| MTM adjustments and settlements on hedges | ~1 | 0 |
| Operating margin, adjusted | ~13 - 14% | 17% |

DELTA Investor Relations

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5 Free Cash Flow. We present free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. Free cash flo w i s defined as net cash from operating activities and net cash from investing activities, adjusted for ( i ) net redemptions of short - term investments, (ii) strategic investments and related and (iii) net cash flows related to certain airport construction pro jec ts and other. These adjustments are made for the following reasons: Net redemptions of short - term investments. Net redemptions of short - term investments represent the net purchase and sale activity of investments and marketable securities in the period, including gains and losses. We adjust for this activity to provide investors a better understanding of the company's free cash flow generated by our operations. Strategic investments and related . Cash flows related to our investments in and related transactions with other airlines are included in our GAAP investing activities. We adjust for this activity because it provides a more meaningful comparison to our airline industry peers. Net cash flows related to certain airport construction projects and other . Cash flows related to certain airport construction projects are included in our GAAP operating activities and capital expenditures. We have adjusted for these items, which were primarily funded by cash restricted for airport construction, to provide investors a better understanding of the company's free cash flow and capital expenditures that are core to our operations in the periods shown. Adjusted Net Debt. Delta uses adjusted total debt, including aircraft rent, in addition to adjusted debt and finance leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash, cash equivalents and short - term investments, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company's overall debt profile.